Exhibit 7.    Consent of Independent Auditor


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-35587 of United of Omaha Separate Account B of our report dated February 2, 1998, on the financial statements of United of Omaha Separate Account B and our report dated April 15, 1998, on the financial statements of United of Omaha Life Insurance Company appearing in the Registration Statement, and to the related reference to us under the heading "Independent Auditors".




DELOITTE & TOUCHE LLP



Omaha, Nebraska
April 15, 1998